    As filed with the Securities and Exchange Commission on November 6, 2000
                                        Registration Statement No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                            HARRIS INTERACTIVE INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                   16-1538028
                       (IRS Employer Identification No.)

                              135 Corporate Woods
                           Rochester, New York 14623
         (Address, including zip code, of principal executive offices)

                            LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

          Gordon S. Black                             with a copy to:
Chairman and Chief Executive Officer              Catherine A. King, Esq.
       Harris Interactive Inc.                        Harris Beach LLP
        135 Corporate Woods                         130 East Main Street
     Rochester, New York 14623                    Rochester, New York 14604
          (716) 272-8400                               (716) 232-4440

(Name, address, and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

                                        Proposed Maximum      Proposed Maximum
Title of Securities       Amount to be  Offering Price Per  Aggregate Amount of     Registration
 to be Registered         Registered(1)        Share          Offering Price(2)        Fee(2)
-----------------        --------------        -----          -----------------        ------
Common Stock               1,500,000           $3.60              $5,400,000          $1,425.60

(1) The Registration Statement also includes an indeterminate number of additional shares that may become issuable as a result of terminated, expired or surrendered options to purchase Common Stock, or pursuant to the antidilution provisions of the Plan.

(2) In accordance with Rule 457(h)(1), calculated on the basis of the high and low prices of the Common Stock on the Nasdaq National Market System on November 1, 2000.

                        GENERAL INSTRUCTION E INFORMATION

         This Registration Statement is being filed pursuant to General Instruction E to Form S-8 for the purpose of registering additional shares of Harris Interactive Inc. Common Stock covered by the Registrant's Long-Term Incentive Plan. The contents of the Registration Statement on Form S-8 of the Registrant, File No. 333-31778, filed with the Securities and Exchange Commission on March 6, 2000, are hereby incorporated by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Rochester, New York, on this 1st day of November, 2000.

                                       HARRIS INTERACTIVE INC.


                                       By:    /s/   GORDON S. BLACK
                                          ------------------------------------
                                           Gordon S. Black, Chairman and
                                           Chief Executive Officer

                                       By:    /s/   BRUCE A. NEWMAN
                                          ------------------------------------
                                           Bruce A. Newman, Chief Financial
                                           Officer (principal financial officer)



                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints, jointly and severally, Gordon S. Black and Bruce
A. Newman, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitute, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE                                   TITLE                            DATE
---------                                   -----                            ----
By:    /s/  GORDON S. BLACK         Chairman of the Board and           November 1, 2000
   ----------------------------       Chief Executive Officer
      Gordon S. Black                 (principal executive officer)


By:    /s/  DAVID H. CLEMM          President, Chief Operating          November 1, 2000
   ----------------------------       Officer, and Director
       David H. Clemm

By:    /s/ LEONARD R. BAYER         Director                            November 1, 2000
   ----------------------------
       Leonard R. Bayer

                                     II-1

By:    /s/ THOMAS D. BERMAN         Director                            November 1, 2000
   ----------------------------
       Thomas D. Berman

By:    /s/ G. THOMAS CLARK          Director                            November 1, 2000
   ----------------------------
       G. Thomas Clark

By:    /s/ JAMES R. RIEDMAN         Director                            November 1, 2000
   ----------------------------
       James R. Riedman

By:    /s/ BENJAMIN D. ADDOMS       Director                            November 1, 2000
   ----------------------------
       Benjamin D. Addoms

By:    /s/ SANFORD SCHWARTZ         Director                            November 1, 2000
   ----------------------------
       Sanford Schwartz

By:    /s/ STEWART OWEN             Director                            November 1, 2000
   ----------------------------
       Stewart Owen

                                 EXHIBIT INDEX

  4.1 Form of Amended and Restated Certificate of Incorporation of the Registrant, defining the rights of holders of its Common Stock (incorporated by reference from the Registrant's Form S-1 dated September 17, 1999 (Registration No.: 333-87311)).

  4.2    Long-Term Incentive Plan.

  5.     Opinion of Harris Beach LLP.

 23.1    Consent of Independent Accountants.

 23.3    Consent of Harris Beach LLP (included in Exhibit 5).

 24      Power of Attorney, included at pages II-1 and II-2.